2Q 2013 Earnings Presentation August 7, 2013 Exhibit 99.2

Note to Investors Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on management’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company. The foregoing and other factors are discussed and should be reviewed in our most recent Annual Report on Form 10-K for the year ended December 31, 2012, and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances. James Torgerson President and Chief Executive Officer Richard Nicholas Executive Vice President and Chief Financial Officer *

2Q & YTD ‘13 Earnings Summary All subsidiaries reported improved financial performance in 2Q & YTD ‘13 compared to the same periods in ’12 Improvement largely due to return to near normal weather, an increased transmission rate base and the impact of natural gas conversions 2Q ‘13 consolidated net income of $17.9M, an increase to net income of $5.9M, or 49% compared to 2Q ’12 YTD ‘13 consolidated net income of $69.7M, an increase to net income of $10.7M, or 18% compared to YTD ’12 *

Other Regulatory Updates Renewable Connections Program Agreement in principle reached with prosecutorial staff; expected to be filed with PURA for approval PURA investigation into Storm Sandy Draft decision issued 7/30/13 PURA found LDCs performed their storm-related activities in a timely and effective manner, but had some suggestions for improvements Final decision expected 8/21/13 *

The CT Gas Companies jointly filed a plan with DEEP and PURA The plan redefines how gas companies connect customers to natural gas It outlines a structured approach to add approximately 280,000 new gas heating customers state-wide over the next 10 years. Of the 280,000 new customers, approximately 197,600 are SCG & CNG’s. Recommendations include: Providing more flexibility in the process of adding new customers to keep the customer “utility hook up” costs down Establishing a process to extend natural gas service for interested customers who are further away from the main gas line, along with creative tools to help fund conversion costs Allowing utilities to secure additional pipeline capacity coming into CT A decision is expected from PURA in November ‘13 Comprehensive Energy Strategy (CES) *

CNG Rate Case Filed with PURA on 7/8/13 Need for Rate Relief To recover past and fund future capital investments To support the expansion of the availability of gas service, consistent with the CES Need for a more competitive return on equity Highlights of Request Test year 2012 Revenue request $19.9M (1/1/14 – 12/31/14), 6.3% above the projected revenues produced by the Company’s existing rate schedules 10.25% ROE, 52.52% equity, 47.48% preferred stock plus long-term debt capital structure Current allowed ROE of 9.41%, 52.52% equity, 47.48% preferred stock plus long-term debt capital structure Introduction of decoupling mechanism on a revenue-per-customer basis Introduction of a tracking mechanism for timely recovery of a proposed accelerated cast iron and bare steel replacement program A decision is expected from PURA late in 4Q ‘13 or early in 1Q ‘14 *

Gas Sales The following chart shows the normalized usage per customer (NUPC) since ’09 –shows uptick since year-end ’12 Increase in gross margin for 2Q & YTD ‘13 compared to the same periods in ‘12 of $1.2M, or approx. $0.01 per diluted share and $2.2M, or approx. $0.03 per diluted share, respectively, due to improved NUPC *

FERC ROE Complaint Challenge to Regional Transmission Base ROE: “206” complaint filed at FERC claiming that current approved base ROE on transmission investments of 11.14% is not just and reasonable ROE methodology updates were filed in the Spring ‘13 State complainants recommended a base ROE of 8.90% Municipal utilities in MA recommended a base ROE of 8.50% New England TOs recommended the continuation of a base ROE of 11.14% FERC trial staff recommended a base ROE of 8.93% ALJ initial decision expected in 3Q ‘13 Final FERC decision expected in ‘14 Note: A 25 basis point change in the weighted average ROE for UI’s transmission business would impact net income by approximately $0.6M annually *

2Q & YTD ‘13 Financial Results by Business *

2Q & YTD ‘13 Financial Results - Details Consolidated UIL earnings 2Q ‘13 consolidated earnings of $17.9M, an increase to net income of $5.9M, or 49% compared to 2Q ’12 YTD ‘13 consolidated earnings of $69.7M, an increase to net income of $10.7M, or 18% compared to YTD ‘12 Electric distribution, CTA, GenConn & Other 2Q ‘13 earnings of $12.1M, or $0.24 per diluted share, an increase of $1.2M, or $0.03 per diluted share, compared to the same period in ’12 YTD ’13 earnings of $26.6M, or $0.52 per diluted share, an increase of $1.5M, or $0.03 per diluted share, compared to the same period in ’12 Due to an increased rate base, no earnings sharing has been recorded in ’13, compared to after-tax earnings sharing of $1.2M recorded in 2Q ‘12 and $2.1M recorded YTD ‘12 GenConn contributed pre-tax earnings of $3.8M and $7.7M for 2Q & YTD ‘13, compared to $3.9M and $8.4M in the same periods in ’12 YTD earnings decrease due to a non-recurring adjustment recorded in 1Q ’12 Average D & CTA ROE as of 6/30/13: 10.00% *

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